UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2023

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(972) 234-6400

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Intrusion Inc. (the “Company”) had sold and issued to Streeterville Capital, LLC, a Utah limited liability company (“Streeterville”), certain promissory notes, dated March 10, 2022 (“Note #1”), and June 29, 2022 (“Note #2”) (collectively, the “Notes”), pursuant to a Securities Purchase Agreement, dated March 10, 2022 (the “Purchase Agreement”), between the Company and Streeterville (the Notes and Purchase Agreement collectively referred to as the “Transaction Documents”). A description of the Transaction Documents is set forth in the Company’s Current Report on Form 8-K filed March 10, 2022, and the Company’s Amendment to Current Report on Form 8-K filed June 8, 2022, with the Securities and Exchange Commission, and such description is incorporated herein by reference.

Also, as previously disclosed, on January 11, 2023, the Company and Streeterville entered into an amendment of the Transaction Documents (the “Amendment”). The principal purpose of the Amendment was to defer redemptions under the Transaction Documents for the period beginning on January 11, 2023, and through March 31, 2023, in exchange for an agreed-upon fee. The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the Transaction Documents and the Amendment.

On August 2, 2023, the Company and Streeterville entered into a Forbearance and Standstill Agreement (the “Forbearance Agreement”) under which both parties agreed to extend the maturity date of each Note by 12 months. The maturity date of Note #1 is now September 10, 2024, and the maturity date of Note #2 is now December 29, 2024.

On August 7, 2023, the Company and Streeterville entered into an amendment to the Forbearance Agreement (“Forbearance Amendment”) under which Streeterville will not seek to redeem any portion of either Note for 180 days from the date on which the Company closes on the sale of common stock in a best-efforts public offering (“Qualified Public Offering”) registered under the Securities Act of 1933 for aggregate proceeds of not less than $5,000,000, so long as the Qualified Public Offering occurs on or before October 1, 2023 (the “Standstill”). If a Qualified Public Offering does not occur by October 1, 2023, the Standstill shall not take effect. Upon the expiration of the Standstill, redemption obligations under the Notes would resume, in addition to weekly cash payments to Streeterville in the amount of $50,000.00 due in the aggregate under the Notes via ACH withdrawal.

In consideration of the extension of the maturity dates and the Standstill, the Company entered into a Security Agreement (Exhibit A to the Forbearance Agreement) with Streeterville, dated August 2, 2023 (the “Security Agreement”), under which Streeterville was granted a first-position security interest in the property described in Schedule A to the Security Agreement (the “Collateral”), subject to dispositions in the ordinary course of such Collateral. The Collateral would include, among other properties and interests, all customer accounts, goods and equipment, inventory, accounts receivable, trademarks, inventions, contract rights, royalties, license rights, cash, deposit accounts, and all other assets, goods and personal property of the Company.

Copies of the Forbearance Agreement and Forbearance Amendment are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference. The foregoing description of the terms of the Forbearance Agreement and Forbearance Amendment are qualified in their entirety by reference to the full text of the Forbearance Agreement, the Forbearance Amendment, and the Exhibits thereto.

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Item 2.03 Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement by a Registrant

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of shares of Common Stock pursuant to the Notes, if any, will be made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No. Description

10.1	Forbearance and Standstill Agreement, dated August 2, 2023
10.2	Amendment to Forbearance Agreement, dated August 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTRUSION INC.

Dated: August 7, 2023	By:	/s/ Kimberly Pinson
Kimberly Pinson
Chief Financial Officer

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